Exhibit 99.1

Foundation HealthCare Reports
Second Quarter 2015 Financial Results

08/11/15
Primary contact: Grady Epperly, 405-202-6091 (grady.epperly@FDNH.com)

FOUNDATION HEALTHCARE Q2 REVENUE GROWS 44 PERCENT TO $31.9 MILLION; ADJUSTED EBITDA INCREASED 246 PERCENT TO $3.6 MILLION

OKLAHOMA CITY, Aug 11, 2015 – Foundation HealthCare, Inc. (OTCQB: FDNH), which is an owner and operator of surgical hospitals, announced today the Company’s financial results for the second quarter of 2015.

Highlights include:

•	Net revenues increased 44 percent for the second quarter to $31.9 million and 40 percent year-to-date to $61.4 million.
•	Adjusted EBITDA increased 246 percent to $3.6 million for the second quarter and 426 percent to $5.9 million year-to-date.
•	Patient service revenue grew by 47 percent at majority owned hospitals in the second quarter, 45 percent year-to-date.
•

Foundation sold its 20 percent minority interest in Sherman, Texas hospital for a gain of $6.3 million using the proceeds to reduce debt by $7 million; the minority interest in Sherman, Texas hospital contributed just $0.6 million in revenue and EBITDA to the Company during fiscal 2014.

•	Senior lender signed letter of intent to provide $20.0 million acquisition line of credit to Foundation.

“Patient care is our number one priority at Foundation HealthCare and a key differentiator in our business model,” said Stanton Nelson, CEO of Foundation HealthCare. “Our physician partners and our clinical teams continue to perform at a high level which is why we believe our patient satisfaction scores are some of the highest in the country.”

Foundation HealthCare continued to build on a strong first quarter performance with a stronger second quarter, reporting 44 percent revenue growth in the second quarter compared to 2014 and year-to-date growth of 40 percent compared to the same period in 2014. Foundation has reported four consecutive quarters with double digit growth over the previous year.

“Our growth is fueled by a 47 percent increase in patient service revenues in the second quarter at our majority owned hospitals and year-to-date growth in patient service revenues at those hospitals of 45 percent,” said Nelson.

“The core of Foundation’s growth strategy is to expand services at our majority owned hospitals and acquire more of these hospitals. While executing that strategy, we divested our minority interest in the hospital in Sherman, Texas in June and used the proceeds to reduce our term debt by $7 million and negotiated a $20 million acquisition line of credit for operations and acquisitions,” he continued.

“Historically, the third and fourth quarters have been Foundation’s best earnings periods so we expect these positive trends to continue. Our $20 million acquisition line of credit, which we announced last week, combined with our continued growth positions us well to aggressively pursue opportunities in new geographic markets,” said Nelson.

Second Quarter 2015 Financial Results:
Net revenues and equity in earnings of affiliates in the second quarter of 2015 were collectively $31.9 million, up 44% from $22.1 million in the second quarter of 2014.  Our net revenues are composed of patient services, less our provision for doubtful accounts, management fees from affiliates and other revenue.  Patient services revenue (net of the provision for doubtful accounts) increased $8.9 million, or 47%, to $28.0 million during the three months ended June 30, 2015 as compared to $19.0 million in the same period of 2014.  The increase was primarily due to increased revenue at our El Paso hospital generated by more complex cases and increased revenues from ancillary services.

Operating expenses for the second quarter of 2015 were $30.1 million compared to $23.1 million in the second quarter of 2014.  The increase is due primarily to increased purchased services cost directly related to the increased net revenues generated from ancillary services.

Our operations, including the gain on the sale of our minority interest in the Sherman, Texas hospital resulted in a net income attributable to Foundation HealthCare common stock of $4.3 million during the second quarter of 2015, compared to a net loss of $1.5 million during the second quarter of 2014.

Adjusted EBITDA was $3.6 million for the 2015 second quarter compared to $1.0 million in the second quarter of 2014.

Year-To-Date 2015 Financial Results:
Net revenues for the six months ended June 30, 2015 were $61.4 million, up 41 percent from $43.7 million reported in the first six months of 2014.  Patient services revenue (net of the provision for doubtful accounts) increased $17.3 million, or 45 percent, to $55.5 million during the six months ended June 30, 2015 as compared to $38.2 million in the same period of 2014.  The increase was primarily due to increased revenue at our El Paso hospital generated by more complex cases and increased revenues from ancillary services.

Operating expenses for the first six months of 2015 were $59.3 million compared to $46.7 million in the first six months of 2014. The increase is due primarily to increased purchased services cost directly related to the increased net revenues generated from ancillary services.

Our operations, including the gain on the sale of our minority interest in the Sherman, Texas hospital resulted in a net income attributable to Foundation HealthCare common stock of $3.2 million during the first six months of 2015, compared to a net loss of $3.4 million during the first half of 2014.

Year-To-Date Adjusted EBITDA as of June 30, 2015 was $5.9 million compared to $1.1 million for first six months of 2014.

At June 30, 2015, cash and cash equivalents totaled $4.1 million, compared to $2.9 million at December 31, 2014.

Foundation’s year-to-date performance and the sale of the minority interest in the Sherman, Texas hospital resulted in management removing the “going concern” qualification in the Company’s second quarter financial statements.

Conference Call

Foundation’s CEO Stanton Nelson, and CFO, Hugh King will host a conference call today, followed by a question and answer period.

Date: Aug. 11, 2015
Time: 4:30 p.m. Eastern time
Dial-In Number: (888) 348-6454

The conference call will be broadcast live at the investor relations section of the Company’s website at www.fdnh.com. Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.  In addition, the replay will be available after the call at same website link above or by calling (877) 870-5176 using passcode: 10065059.

About Foundation HealthCare
Headquartered in Oklahoma City, Foundation HealthCare, Inc. (OTCQB: FDNH) owns and operates surgical hospitals including ancillary hospital based services. These additional services, such as hyperbaric medicine, sleep labs, intra-operative monitoring, imaging and robotic surgery, truly make the Foundation specialty hospital environment unique.

The Company is also an industry leading ASC management and development company focused on partnering with physicians and employees to create an outstanding patient experience, while maximizing partner and shareholder value. The Company is a leader in offering turnkey management and development solutions for physician partners, as well as creating an optimal experience for the patients we serve.  For more information, visit www.fdnh.com.

Reg G disclaimer – reconciling GAAP Net Income with EBITDA and Adjusted EBITDA

Foundation is providing EBITDA information, which is defined as net income plus interest, income taxes, depreciation and amortization expense and earnings or losses from discontinued operations, and Adjusted EBITDA which is defined as EBITDA plus impairment charges minus non-recurring gains.  EBITDA and Adjusted EBITDA are a complement to our GAAP results.  EBITDA and Adjusted EBITDA are commonly used by management and investors as a measure of leverage capacity, debt service ability and liquidity.  EBITDA and Adjusted EBITDA are not considered a measure of financial performance under U.S. generally accepted accounting principles (GAAP), and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing our financial performance.  EBITDA and Adjusted EBITDA should not be considered in isolation or as an alternative to, or superior to, such GAAP measures as net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in our consolidated financial statements as an indicator of financial performance or liquidity.  Reconciliations of non-GAAP financial measures are provided in the news release in the accompanying tables.  Since EBITDA and Adjusted EBITDA are not a measure determined in accordance with GAAP and is susceptible to varying calculations, EBITDA, and Adjusted EBITDA as presented, may not be comparable to other similarly titled measures of other companies.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on the Company's current expectations, forecasts and assumptions. Forward-looking statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the Company's expectations, forecasts and assumptions. These risks and uncertainties include risks and uncertainties not in the control of the Company, including, without limitation, the risk that Company will maintain enough liquidity to execute its business plan, continue as a going concern and other risks including those enumerated and described in the Company's filings with the Securities and Exchange Commission, which filings are available on the SEC's website at www.sec.gov. Unless otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Company Contact:

Foundation HealthCare, Inc.
Stanton Nelson, CEO
Tel 405-608-1715

FOUNDATION HEALTHCARE, INC.

Reconciliation of Income (Loss) from Continuing Operations to EBITDA from Continuing Operations

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Income (loss) from continuing operations, net of taxes	$1,933,901	$(880,492)	$2,304,225	$(1,920,959)
EBITDA adjustments:
Plus: Interest expense, net	279,257	503,759	605,323	1,005,232
Plus: Provision (benefit) for income taxes	(114,038)	—	(114,038)	(852,005)
Plus: Depreciation and amortization	1,345,948	1,423,384	2,727,455	2,884,301
Total EBITDA adjustments	1,511,167	1,927,143	3,218,740	3,037,528
EBITDA from continuing operations	$3,445,068	$1,046,651	$5,522,965	$1,116,569

EBITDA from continuing operations	$3,445,068	$1,046,651	$5,522,965	$1,116,569
Adjusted EBITDA adjustment
Plus: Stock compensation expense	174,305	—	348,606	—
Total Adjusted EBITDA adjustments	174,305	—	348,606	—
Adjusted EBITDA	$3,619,373	$1,046,651	$5,871,571	$1,116,569

FOUNDATION HEALTHCARE, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
	2015	2014
ASSETS
Cash and cash equivalents	$4,136,618	$2,860,025
Accounts receivable, net of allowances for doubtful accounts of $866,000 and $1,742,000, respectively	20,773,694	18,971,435
Receivables from affiliates	913,260	1,157,184
Supplies inventories	1,870,868	1,863,175
Prepaid and other current assets	3,766,100	4,487,873
Current assets from discontinued operations	249,884	342,441
Total current assets	31,710,424	29,682,133
Property and equipment, net	12,388,341	13,465,190
Equity method investments in affiliates	3,043,094	3,558,020
Intangible assets, net	8,051,282	9,080,395
Goodwill	973,927	973,927
Other assets	543,030	437,809
Other assets from discontinued operations	792,184	2,329,395
Total assets	$57,502,282	$59,526,869
LIABILITIES, PREFERRED NONCONTROLLING INTEREST AND SHAREHOLDERS’ DEFICIT
Liabilities:
Accounts payable	$8,669,909	$10,364,160
Accrued liabilities	11,706,595	10,223,388
Preferred noncontrolling interests dividends payable	177,692	195,212
Short-term debt	557,684	456,784
Current portion of long-term debt	4,795,796	5,023,048
Other current liabilities	1,280,059	1,052,543
Current liabilities from discontinued operations	3,225,125	839,791
Total current liabilities	30,412,860	28,154,926
Long-term debt, net of current portion	16,902,652	24,737,719
Deferred lease incentive	8,139,033	8,608,716
Other liabilities	6,091,971	5,424,313
Total liabilities	61,546,516	66,925,674
Preferred noncontrolling interest	7,830,000	8,700,000
Commitments and contingencies (Note 9)
Foundation Healthcare shareholders’ deficit:
Preferred stock $0.0001 par value, 10,000,000 authorized; no shares issued and outstanding	—	—
Common stock $0.0001 par value, 500,000,000 shares authorized; 17,248,154 and 17,263,842 issued and outstanding, respectively	1,725	1,726
Paid-in capital	19,614,523	19,321,267
Accumulated deficit	(34,057,564)	(37,265,044)
Total Foundation Healthcare shareholders’ deficit	(14,441,316)	(17,942,051)
Noncontrolling interests	2,567,082	1,843,246
Total deficit	(11,874,234)	(16,098,805)
Total liabilities, preferred noncontrolling interest and shareholders’ deficit	$57,502,282	$59,526,869

FOUNDATION HEALTHCARE, INC.

Condensed Consolidated Statements of Operations

For the Three Months Ended June 30, 2015 and 2014

(Unaudited)

	2015	2014
Net Revenues:
Patient services	$30,152,597	$19,909,721
Provision for doubtful accounts	(2,177,522)	(875,574)
Net patient services revenue	27,975,075	19,034,147
Management fees from affiliates	1,973,754	1,434,769
Other revenue	1,914,125	1,610,651
Revenues	31,862,954	22,079,567
Equity in earnings of affiliates	319,673	679,302
Operating Expenses:
Salaries and benefits	7,915,961	7,094,381
Supplies	7,390,390	5,693,006
Other operating expenses	13,398,977	8,925,671
Depreciation and amortization	1,345,948	1,423,384
Total operating expenses	30,051,276	23,136,442
Other Income (Expense):
Interest expense, net	(279,257)	(503,759)
Other income	(32,231)	840
Net other (expense)	(311,488)	(502,919)
Income (loss) from continuing operations, before taxes	1,819,863	(880,492)
Benefit for income taxes	114,038	—
Income (loss) from continuing operations, net of taxes	1,933,901	(880,492)
Income from discontinued operations, net of tax	3,857,135	27,749
Net income (loss)	5,791,036	(852,743)
Less: Net income attributable to noncontrolling interests	1,074,022	461,301
Net income (loss) attributable to Foundation Healthcare	4,717,014	(1,314,044)
Preferred noncontrolling interests dividends	(372,885)	(193,069)
Net income (loss) attributable to Foundation Healthcare common stock	$4,344,129	$(1,507,113)
Earnings per common share (basic and diluted):
Net income (loss) attributable to continuing operations attributable to Foundation Healthcare common stock	$0.03	$(0.09)
Income from discontinued operations, net of tax	0.22	0.00
Net income (loss) per share, attributable to Foundation Healthcare common stock	$0.25	$(0.09)
Weighted average number of common and diluted shares outstanding	17,248,154	17,128,590

FOUNDATION HEALTHCARE, INC.

Condensed Consolidated Statements of Operations

For the Three Months Ended June 30, 2015 and 2014

(Unaudited)

	2015	2014
Net Revenues:
Patient services	$58,090,495	$39,423,203
Provision for doubtful accounts	(2,598,546)	(1,237,090)
Net patient services revenue	55,491,949	38,186,113
Management fees from affiliates	3,223,076	2,704,072
Other revenue	2,690,079	2,821,173
Revenues	61,405,104	43,711,358
Equity in earnings of affiliates	731,072	1,171,113
Operating Expenses:
Salaries and benefits	15,655,824	14,978,240
Supplies	13,460,051	10,634,377
Other operating expenses	27,482,454	18,154,125
Depreciation and amortization	2,727,455	2,884,301
Total operating expenses	59,325,784	46,651,043
Other Income (Expense):
Interest expense, net	(605,323)	(1,005,232)
Other income	(14,882)	840
Net other (expense)	(620,205)	(1,004,392)
Income (loss) from continuing operations, before taxes	2,190,187	(2,772,964)
Benefit for income taxes	114,038	852,005
Income (loss) from continuing operations, net of taxes	2,304,225	(1,920,959)
Income (loss) from discontinued operations, net of tax	3,771,057	(249,299)
Net income (loss)	6,075,282	(2,170,258)
Less: Net income attributable to noncontrolling interests	2,494,916	846,223
Net income (loss) attributable to Foundation Healthcare	3,580,365	(3,016,481)
Preferred noncontrolling interests dividends	(372,885)	(386,138)
Net income (loss) attributable to Foundation Healthcare common stock	$3,207,480	$(3,402,619)
Earnings per common share (basic and diluted):
Net loss attributable to continuing operations attributable to Foundation Healthcare common stock	$(0.03)	$(0.19)
Income (loss) from discontinued operations, net of tax	0.22	(0.01)
Net income (loss) per share, attributable to Foundation Healthcare common stock	$0.19	$(0.20)
Weighted average number of common and diluted shares outstanding	17,252,228	16,931,864

FOUNDATION HEALTHCARE, INC.

Condensed Consolidated Statements of Cash Flows

For the Three Months Ended June 30, 2015 and 2014

(Unaudited)

	2015	2014
Operating activities:
Net income (loss)	$6,075,282	$(2,170,258)
Less: Income (loss) from discontinued operations, net of tax	3,771,057	(249,299)
Income (loss) from continuing operations	2,304,225	(1,920,959)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization	2,727,455	2,884,301
Stock-based compensation, net of cashless vesting	293,255	698,337
Provision for doubtful accounts	2,598,546	1,237,090
Equity in earnings of affiliates	(731,072)	(1,171,113)
Changes in assets and liabilities:
Accounts receivable, net of provision for doubtful accounts	(4,400,806)	(1,526,452)
Receivables from affiliates	243,924	(90,536)
Supplies inventories	(7,693)	24,179
Prepaid and other current assets	721,773	(4,735,515)
Other assets	(105,221)	(201,676)
Accounts payable	(1,694,267)	(1,360,178)
Accrued liabilities	1,483,207	1,714,559
Other current liabilities	227,516	(837,886)
Other liabilities	197,975	2,959,735
Net cash provided by (used in) operating activities from continuing operations	3,858,817	(2,326,114)
Net cash used in operating activities from discontinued operations	(602,074)	(330,293)
Net cash provided by (used in) operating activities	3,256,743	(2,656,407)
Investing activities:
Purchase of property and equipment	(720,760)	(563,436)
Disposal of property and equipment	99,267	—
Proceeds from sale of equity investment	—	—
Distributions from affiliates	1,245,998	1,317,026
Net cash provided by investing activities from continuing operations	624,505	753,590
Net cash provided by investing activities from discontinued operations	8,388,233	—
Net cash provided by investing activities	9,012,738	753,590
Financing activities:
Debt proceeds	1,920,112	28,468,812
Debt payments	(9,881,531)	(22,796,246)
Preferred noncontrolling interest dividends	(390,405)	(388,481)
Preferred noncontrolling interest redemptions	(870,000)	—
Distributions to noncontrolling interests	(1,771,064)	(1,644,779)
Net cash (used in) provided by financing activities from continuing operations	(10,992,888)	3,639,306
Net cash used in financing activities from discontinued operations	—	(4,072,896)
Net cash used in financing activities	(10,992,888)	(433,590)
Net change in cash and cash equivalents	1,276,593	(2,336,407)
Cash and cash equivalents at beginning of period	2,860,025	4,212,076
Cash and cash equivalents at end of period	$4,136,618	$1,875,669
Cash Paid for Interest and Income Taxes:
Interest expense	$929,000	$1,162,072
Interest expense, discontinued operations	$—	$168,733
Income taxes, continuing operations	$—	$1,950,000